SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
DIAMOND FOODS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DIAMOND FOODS, INC.
December 1, 2005
To our stockholders:
      You are cordially invited to attend our 2006 annual meeting of stockholders (the “Annual Meeting”) to be held at our principal executive offices located at 1050 S. Diamond Street, Stockton, California on Tuesday, January 10, 2006 at 9:00 a.m., California time.
      The matters to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of 2006 annual meeting of stockholders and proxy statement. The annual meeting materials include the Notice, proxy statement, our Annual Report and proxy card, all of which are enclosed.
      Please use this opportunity to contribute to our company by voting on the matters to come before this Annual Meeting. Stockholders who hold shares in their own name through our transfer agent, Computershare, or who hold physical stock certificates can cast their vote online or by telephone. To vote online or by telephone, follow the instructions for online voting contained within your annual meeting materials. If you do not wish to vote online or by telephone, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope before the Annual Meeting so that your shares will be represented at the Annual Meeting. Voting online, by telephone or by returning the proxy card does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.
      We encourage you to conserve natural resources, as well as reduce printing and mailing costs, by signing up for electronic delivery of Diamond stockholder communications. For more information, see the “Electronic Delivery of Stockholder Communications” section of the enclosed Proxy Statement.

Sincerely,

Michael J. Mendes
Chief Executive Officer

Diamond Foods, Inc.
1050 S. Diamond Street
Stockton, California 95205
NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
To our stockholders:
      Our 2006 annual meeting of stockholders (“Annual Meeting”) will be held at our principal executive offices located at 1050 S. Diamond Street, Stockton, California, 95205 on Tuesday, January 10, 2006 at 9:00 a.m., California time.
      At the Annual Meeting, you will be asked to consider and vote upon the following matters:

1. The election of three Class I directors to our board of directors, each to serve until our 2009 annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation, death or removal. Our board of directors intends to present the following nominees for election as directors: Joseph Silveira, Laurence Baer and Michael Mendes.

2. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2006.

3. The transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
      These items of business are more fully described in the attached Proxy Statement. Only stockholders of record at the close of business on November 15, 2005 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

By order of the Board of Directors

Sam Keiper
Secretary
Stockton, California
December 1, 2005
Whether or not you plan to attend the Annual Meeting in person, please either cast your vote online, by telephone, or by completing, dating, signing and returning the enclosed proxy card in the enclosed postage-paid envelope before the Annual Meeting so that your shares will be represented at the Annual Meeting.

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS
PROPOSAL NO. 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT ON EXECUTIVE COMPENSATION
STOCK PRICE PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING OF STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
Appendix 1

Diamond Foods, Inc.
1050 S. Diamond Street
Stockton, California 95205
PROXY STATEMENT
December 1, 2005
      The accompanying proxy is solicited on behalf of the board of directors of Diamond Foods, Inc., a Delaware corporation for use at the 2006 annual meeting of stockholders (“Annual Meeting”) to be held at our principal executive offices located at 1050 S. Diamond Street, Stockton, California, 95205 on Tuesday, January 10, 2006 at 9:00 a.m., local time. This Proxy Statement and the accompanying form of proxy card were first mailed to stockholders on or about December 1, 2005. Our Annual Report to Stockholders for the 2005 fiscal year is enclosed with this Proxy Statement.
Record Date; Quorum
      Only holders of record of Diamond Foods common stock as of the close of business on November 15, 2005 will be entitled to vote at the Annual Meeting. At the close of business on the record date, we had 15,555,506 shares of common stock outstanding and entitled to vote. A majority of the shares outstanding on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
Effect of Abstentions and “Broker Non-Votes”
      Shares held by a stockholder who indicates on the proxy card that he or she wishes to abstain from voting will not be taken into account in determining the outcome of the proposal. However, those shares are considered present and entitled to vote at the Annual Meeting, and will count toward determining whether or not a quorum is present.
      If a stockholder does not give a proxy to his or her broker with instructions as to how to vote the shares, the broker may vote those shares for or against “routine” matters, such as the election of directors and the ratification of Deloitte & Touche LLP as our independent registered public accounting firm. Brokers cannot vote on their customers’ behalf on “non-routine” proposals. Shares voted in this manner by a broker are counted for the purpose of establishing a quorum and also will be counted for the purpose of determining the outcome of such “routine” proposals. In the event a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, referred to as a “broker non-vote,” then those shares will not be considered entitled to vote with respect to that matter, but will be treated as shares present for the purpose of determining the presence of a quorum to transact business at the meeting.
Voting Rights; Required Vote; Quorum
      Stockholders are entitled to one vote for each share of common stock held as of the record date. Directors will be elected by a plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Stockholders do not have the right to cumulate their votes in the election of directors. Approval of Proposal No. 2 ratifying the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2006 requires the affirmative vote of a majority of the shares represented and voting at the Annual Meeting, either in person or by proxy. The inspector of elections appointed for the Annual Meeting will separately tabulate the relevant affirmative and negative votes, abstentions and broker non-votes for each proposal. A majority of the outstanding shares, represented at the Annual Meeting in person or by proxy, is the quorum required to transact business at the Annual Meeting.

Voting of Proxies
      Most stockholders have three options for submitting their votes, by: (a) Internet, (b) telephone or (c) mail. If you have Internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card. If you live in the United States or Canada, you may submit your proxy by following the “Vote by Telephone” instructions on the proxy card. If you complete and properly sign the proxy card you receive and return it in the prepaid envelope to us, it will be voted in accordance with the specifications made on the proxy card. If no specification is made on a signed and returned proxy card, the shares represented by the proxy will be voted “for” the election to the board of directors of each of the nominees named on the proxy card, “for” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2006 and “for” any other matter that may be properly brought before the Annual Meeting. We encourage stockholders with Internet access to record their votes on the Internet or, alternatively, to vote by telephone. Internet and telephone voting is convenient, saves on postage and mailing costs and is recorded immediately, minimizing risk that postal delays may cause votes to arrive late and therefore not be counted. Stockholders who attend the Annual Meeting may vote in person, and any previously submitted votes will be superseded by the vote cast at the Annual Meeting.
Adjournment of Annual Meeting
      If a quorum is not present to transact business at the Annual Meeting, or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit solicitation of proxies. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting.
Expenses of Soliciting Proxies
      We will pay the expenses of soliciting proxies for the Annual Meeting. After the original mailing of the proxy cards and other soliciting materials, we and/or our agents also may solicit proxies by mail, telephone, facsimile, email or in person. After the original mailing of the proxy cards and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy cards and other soliciting materials to persons for whom they hold shares and request authority for the exercise of proxies. We will reimburse the record holders for their reasonable expenses if they ask us to do so.
Revocability of Proxies
      Any person signing a proxy card in the form accompanying this Proxy Statement has the power to revoke it at any time before it is voted. Registered holdes may revoke a proxy by signing and returning a proxy card with a later date, by delivering a written notice of revocation to Computershare, P.O. Box 8078, Edison, New Jersey 08818, that the proxy is revoked or by attending the Annual Meeting and voting in person. The mere presence at the Annual Meeting of a stockholder who has previously appointed a proxy will not revoke the appointment. Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares and that the broker, bank or other nominee is not voting the shares at the Annual Meeting. In the event of multiple online or telephone votes by a stockholder, each vote will supersede the previous vote and the last vote cast will be deemed to be the final vote of the stockholder unless such vote is revoked in person at the Annual Meeting according to the revocability instructions outlined above.
Electronic Delivery of Stockholder Communications
      We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future Annual Reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery also can eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

Registered Owner (you hold your Diamond Foods shares in your own name through our transfer agent, Computershare, or you are in possession of stock certificates): visit www.econsent.com/dmnd to enroll.

Beneficial Owner (your shares are held by a brokerage firm, a bank or a trustee): visit www.icsdelivery.com to enroll.
      Your electronic delivery enrollment will be effective until you cancel it. Registered Owners may call Computershare, our transfer agent, at (800) 733-5001 with questions about electronic delivery.
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
      The board of directors currently consists of nine directors, three of whom are standing for election at the Annual Meeting. It is intended that the proxies will be voted for the three nominees named below for election to our board of directors unless authority to vote for any such nominee is withheld. All of the nominees are presently members of our board of directors.
      Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to, or for good cause will not, serve as a director, and each nominee has confirmed that he will serve on the board if elected. The term of office of each person elected as a director will continue until the 2009 annual meeting of our stockholders or until his successor has been elected and qualified.
Nominees
      The names of the nominees, their ages and background information about them are set forth below:

			Director
Name of Nominee	Age	Principal Occupation	Since

Joseph P. Silveira	58	President of Farmland Management Services, Inc.	2005
Laurence M. Baer	48	Executive Vice President and Chief Operating Officer, San Francisco Giants.	2005
Michael J. Mendes	42	President and Chief Executive Officer of Diamond Foods, Inc.	2005
      Joseph P. Silveira served as a member of board of Diamond Walnut Growers, from June 2002 to July 2005. Since 1994, Mr. Silveira has served as President of Farmland Management Services, Inc., directing property acquisitions, operations, leases and sales. He holds a B.S. from California Polytechnic State University, San Luis Obispo.
      Laurence M. Baer has served as Executive Vice President of the San Francisco Giants Baseball Club since 1992 and as its Chief Operating Officer since 1996. From 1990 until 1992, he served as Assistant to the Chairman of CBS, Inc., a media and entertainment corporation. Mr. Baer holds a B.A. from the University of California, Berkeley, and an M.B.A. from Harvard Business School.
      Michael J. Mendes has served as our President and Chief Executive Officer since 1998. From 1991 to 1994 and from 1995 to 1998, Mr. Mendes served in various sales and marketing positions at our predecessor company, Diamond Walnut Growers, including most recently as our Vice President of International Sales and Marketing. Prior to joining Diamond Walnut Growers, Mr. Mendes served as Manager of International Marketing of the Dole Food Company from 1989 to 1991. Mr. Mendes is Chairman of the President’s Advisory Council of the Grocery Manufacturers Association, serves on the advisory committee of The Wine

Group, and is a member of the Board of the California Chamber of Commerce. He holds an M.B.A. from the Anderson School of Management at the University of California, Los Angeles.
Directors
      The three directors listed below are Class II members of the board, whose current terms expire at the 2007 annual meeting of stockholders.

			Director
Name of Director	Age	Principal Occupation	Since

Robert M. Lea	62	Founder and Owner, Law Offices of Robert Lea.	2005
Dennis Mussell	63	Retired, former President and Chief Executive Officer of Chicken of the Sea International.	2005
Glen C. Warren	49	President, Chief Financial Officer and a director of Antero Resources Corporation.	2005
      Robert M. Lea served as a member of the Diamond Walnut Growers board from 1993 to July 2005. Since November 2004, Mr. Lea has practiced law as a sole practitioner with the Law Offices of Robert Lea, which he founded. From January 2004 to November 2004, Mr. Lea served as the Managing Partner of Lea and Shepherd, a law firm. From 1984 to December 2003, he was a partner of the law firm Lea & Arruti. Mr. Lea holds a B.A. from the University of California, Davis and a J.D. from the University of California, Berkeley, School of Law (Boalt Hall).
      Dennis Mussell is the retired former President and Chief Executive Officer of Chicken of the Sea International, a packaged seafood company, after serving from August 1997 until January 2005. Prior to holding this position, he served in various senior capacities with Van Camp Seafood Company, Inc., the predecessor corporation to Chicken of the Sea International, including most recently Chief Operating Officer. Mr. Mussell has extensive work experience in the packaged food industry. He holds a B.S. from Southwest Missouri State University.
      Glen C. Warren, Jr. has served as President, Chief Financial Officer and a director of Antero Resources Corporation, a natural gas exploration and production company, since June 2002. Prior to joining Antero Resources Corporation, he served as a Managing Director of Concert Energy Advisors, a consulting firm to energy companies, from November 2001 to December 2002. From 1998 to March 2001, Mr. Warren served as Chief Financial Officer, Executive Vice President and a member of the Board of Directors of Pennaco Energy, Inc., an energy exploration and production company, from 1998 to March 2001. From 1989 to 1998, he was an investment banker with Dillon, Read & Co., Inc., Kidder, Peabody & Co. Incorporated and Lehman Brothers Inc. Mr. Warren is a director of Venoco, Inc., a publicly-held energy company. Mr. Warren holds a B.A. from the University of Mississippi, a J.D. from the University of Mississippi School of Law and an M.B.A. from the Anderson School of Management at the University of California, Los Angeles.
      The three directors listed below are Class III members of the board, whose current terms expire at the 2008 annual meeting of stockholders.

			Director
Name of Director	Age	Principal Occupation	Since

John J. Gilbert	62	Owner and President of Gilbert Orchards and Rio Oso Groves, Inc.	2005
Steven M. Neil	53	Vice President and Chief Financial Officer of The Cooper Companies, Inc.	2005
Robert J. Zollars	48	Chairman of the board of directors and Chief Executive Officer of Neoforma, Inc.	2005

      John J. Gilbert is our Chairman of the board of directors and also served as the Chairman of the Diamond Walnut Growers board of directors from 1996 to July 2005. Since 1983, Mr. Gilbert has been the owner and President of Gilbert Orchards and Rio Oso Groves, Inc., each of which is a family corporation focusing on walnuts. He holds a B.S. from California Polytechnic State University, San Luis Obispo.
      Steven M. Neil has served as Vice President and Chief Financial Officer of The Cooper Companies, Inc., a company that manufactures specialty healthcare products, since January 2005. From July 2003 to January 2005, he served as Executive Vice President, Chief Financial Officer and Secretary of Ocular Sciences, Inc., a contact lens company. From October 1997 to June 2003, he was Executive Vice President, Finance, Chief Financial Officer, Treasurer and Secretary of Sola International, a marketer of eye glass lenses. He holds a B.A. from the University of California, Santa Barbara, and an M.B.A. from the Anderson School of Management at the University of California, Los Angeles.
      Robert J. Zollars has served as Chairman of the board of directors and Chief Executive Officer of Neoforma, Inc., a provider of supply chain management solutions for the healthcare industry, since July 1999, and also served as its President from July 1999 to January 2001. From 1997 to July 1999, he served as Executive Vice President and Group President of Cardinal Health, Inc., a healthcare products and services company. Earlier in his career, while employed at Baxter International, a healthcare products and services company, Mr. Zollars served as President of a dietary products joint venture between Baxter International and Kraft General Foods. He holds a B.S. from Arizona State University and an M.B.A. from John F. Kennedy University.
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS
      We are committed to maintaining high standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. We have adopted a code of conduct and ethics for directors, officers (including our chief executive officer and our senior financial officers) and employees, known as the Diamond Code of Conduct. Our certificate of incorporation, bylaws, board committee charters and Diamond Code of Conduct form the framework for Diamond’s corporate governance. The Diamond Code of Conduct and the charters of our Audit Committee, Compensation Committee and Nominating Committee are available through the investor relations page at our web site: http://www.diamondfoods.com. We will post on this web site any amendments to the Diamond Code of Conduct or waivers of the Diamond Code of Conduct for directors and executive officers.
Composition of Board of Directors
      We have nine authorized directors. The board of directors consists of Mr. Gilbert, Mr. Lea, Mr. Silveira, Mr. Baer, Mr. Mussell, Mr. Neil, , Mr. Warren, Mr. Zollars and Mr. Mendes.
      Our certificate of incorporation and bylaws divide our board of directors into three classes:

•	Class I directors, whose terms expire at the 2006 annual meeting of stockholders;

•	Class II directors, whose terms expire at the 2007 annual meeting of stockholders; and

•	Class III directors, whose terms expire at the 2008 annual meeting of stockholders.
      At each annual meeting of stockholders after the initial classification, the successors to directors whose terms have expired will be elected to serve from the time of their election and qualification until the third annual meeting following their election.
      Our bylaws provide that the authorized number of directors may be changed only by resolution of the board of directors, and our bylaws provide that the authorized number of directors may be set by our board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.

Board of Directors Meetings and Committees
      On July 26, 2005, we completed a conversion from Diamond Walnut Growers, an agricultural cooperative association, to our current company, Diamond Foods, a Delaware corporation. Prior to the conversion, the board of directors of Diamond Walnut Growers consisted of 13 directors, all of whom were themselves or represented walnut growers and members of the cooperative. During the 2005 fiscal year, the Diamond Foods board of directors met once and acted by unanimous written consent nine times, and the Diamond Walnut Growers board of directors met 15 times and acted by unanimous written consent once. No director of Diamond Foods or Diamond Walnut Growers attended fewer than 75% of the total number of meetings of the board of directors held while the director served and the total number of meetings held by all committees of the board of directors on which the director served during the 2005 fiscal year.
      The standing committees of the board of directors are the audit committee, compensation committee and nominating and governance committee. All committees operate under written charters approved by the board of directors, which are available on our website at www.diamondfoods.com.
      Audit Committee. The audit committee reviews and evaluates our financial statements, accounting practices and internal audit and control functions, selects our independent auditors and reviews the results and scope of the audit and other services provided by our independent auditors. The members of our audit committee currently are Mr. Baer, Mr. Mussell and Mr. Neil, with Mr. Neil serving as chairman of the committee. The board of directors has determined that (i) Mr. Neil qualifies as an “audit committee financial expert” as defined by the rules of the SEC and (ii) that all of the members of the audit committee are independent as defined in Rule 4200 of the Marketplace Rules of the Nasdaq Stock Market. The Diamond Walnut Growers audit committee met once during fiscal 2005. The Diamond Foods audit committee was formally constituted only upon completion of the conversion shortly before the end of fiscal 2005, and it did not meet during fiscal 2005.
      Compensation Committee. The compensation committee reviews and determines the compensation and benefits of our officers and directors. The committee also administers our equity compensation and employee benefits plans and reviews general policies relating to compensation and benefits. The members of our compensation committee are Mr. Baer, Mr. Warren and Mr. Zollars, with Mr. Zollars serving as chairman of the committee. The board of directors has determined that all of the members of the compensation committee are independent as defined in Rule 4200 of the Marketplace Rules of the Nasdaq Stock Market. The Diamond Walnut Growers compensation committee met once during the 2005 fiscal year. The Diamond Foods compensation committee was formally constituted only upon completion of the conversion shortly before the end of fiscal 2005, and it did not meet during fiscal 2005.
      Nominating and Governance Committee. The nominating and governance committee makes recommendations to our board of directors concerning candidates for election as directors and other corporate governance related matters. The members of our nominating and governance committee are Mr. Mussell, Mr. Warren and Mr. Zollars, with Mr. Warren serving as chairman of the committee. The board of directors has determined that all of the members of the nominating and governance committee are independent as defined in Rule 4200 of the Marketplace Rules of the Nasdaq Stock Market. The Diamond Walnut Growers nominating committee met twice during the 2005 fiscal year. The Diamond Foods nominating and governance committee was formally constituted only upon completion of the conversion shortly before the end of fiscal 2005, and it did not meet during fiscal 2005.
Consideration of Director Nominees
      Director Qualifications. The goal of the nominating and governance committee is to ensure that our board of directors possesses a variety of perspectives and skills derived from high-quality business and professional experience. The nominating and governance committee seeks to achieve a balance of knowledge, experience and capability on our board of directors. To this end, the nominating and governance committee seeks nominees with high professional and personal ethics and values, an understanding of our business lines and industry, diversity of business experience and expertise, broad-based business acumen and the ability to think strategically. In addition, the nominating and governance committee considers the level of the candidate’s commitment to active participation as a director, both at board and committee meetings and otherwise. Although the nominating and governance committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees. When appropriate, the nominating and governance committee may retain executive recruitment firms to assist in identifying suitable candidates. After its evaluation of potential nominees, the nominating and governance committee submits its chosen nominees to the board of directors for approval. The nominating and governance committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders.
      Stockholder Nominees. The nominating and governance committee will consider stockholder recommendations for director candidates. If a stockholder would like to recommend a director candidate for the possible election at the next annual meeting of stockholders, the stockholder must deliver the recommendation to our Corporate Secretary at our principal executive offices no later than the close of business on the 75th day and no earlier than the close of business on the 105th day prior to the anniversary date of the mailing of our proxy statement in connection with the previous year’s annual meeting of stockholders. However, if the next annual meeting of stockholders occurs on a date more than 30 days earlier or later than the anniversary of the prior year’s annual meeting of stockholders, then nominations must be received not earlier than close of business on the 105th day prior to the annual meeting and not later than close of business on the later to occur of (i) the 75th day prior to the annual meeting or (ii) the 10th day after the date we first publicly announced the date of the annual meeting.
      Recommendations for candidates should be accompanied by the information required by Section 1.11(a)(ii) of our Bylaws. A stockholder recommending a candidate may be asked to submit additional information as determined by our Corporate Secretary and as necessary to satisfy the rules of the Securities and Exchange Commission or The Nasdaq Stock Market. If a stockholder’s recommendation is received within the time period set forth above and the stockholder has met the criteria set forth above, the nominating and governance committee will evaluate such candidate, along with the other candidates being evaluated by the nominating and governance committee, in accordance with the committee’s charter and will apply the criteria described in this section.
Independent Directors
      The board of directors has determined that each of Mr. Baer, Mr. Mussell, Mr. Neil, Mr. Warren and Mr. Zollars is an “independent director” as defined in Rule 4200 of the Marketplace Rules of The Nasdaq Stock Market, a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, and an “outside director” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986. The members of the audit committee also meet the independence requirements of Rule 4350(d)(2)(A) of the Marketplace Rules of The Nasdaq Stock Market.
Communication with the Board
      You may contact the board of directors by sending a letter addressed to board of directors, care of Corporate Secretary, Diamond Foods, Inc., 1050 S. Diamond Street, Stockton, California 95205. An employee will forward these letters directly to the board of directors. We reserve the right not to forward to the board of directors any abusive, threatening or otherwise inappropriate materials.
Director Attendance at Meetings
      Each member of the board of directors is expected to be available to attend all regularly scheduled meetings of the board and any committees on which the director serves, and our annual meeting of stockholders. Each director is expected to make his best effort to attend all special board and committee meetings.

Director Compensation
      Our non-employee directors receive an annual retainer, meeting fees and stock option awards. The annual retainer is $18,000 and meeting fees are $2,000 for each board of directors meeting attended. The chairman of the board of directors and the chair of each board committee receive an additional annual retainer; each committee member is paid committee meeting fees. The additional retainer for the chairman of the board of directors and the chairman of the audit committee chair is $5,000. The additional retainer for the compensation committee chair and nominating and governance committee chair is $2,500. Committee meeting fees are $500 for each board committee meeting attended. In addition, all of our directors are reimbursed for their reasonable expenses in attending board and board committee meetings.
      Each non-employee director was awarded 7,058 shares of restricted stock, and granted an option to purchase 10,000 shares of common stock at an exercise price of $17.00 per share, under our 2005 Equity Incentive Plan. On each anniversary of the date each eligible non-employee director received his or her initial stock option grant, the director will automatically be granted an additional option to purchase 10,000 shares at the then-current fair market value, if he or she has served continuously as a member of the board for at least one year. All such awards are under the 2005 Equity Incentive Plan. The shares of restricted stock have been awarded for a purchase price of $0.001 per share and vest, and our right to repurchase those shares lapses, over the three-year period beginning on the date of grant, with one-third of the shares vesting on each anniversary of that date, provided the non-employee director remains in continuous service as a director or consultant through each such date. All options have ten-year terms and will terminate six months following the date the director ceases to be one of our directors or consultants or 12 months following that date, if the termination is due to death or disability. Each option vests and becomes exercisable on the one-year anniversary of the date of grant, provided the director remains in continuous service as a director or consultant through that date. In addition, each restricted stock grant and option will become fully vested and exercisable if we are acquired prior to or at the director’s termination of service.
THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE.
PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The audit committee of our board of directors has appointed Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending July 31, 2006, and our stockholders are being asked to ratify the audit committee’s appointment. We have engaged Deloitte & Touche LLP as our independent registered public accounting firm since 1998. Representatives of Deloitte & Touche LLP are expected to be present at our Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
      If the stockholders fail to ratify the appointment, the audit committee will reconsider its appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2006. Even if this appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in our best interests as well as the best interests of our stockholders.

Audit Fees
      The following table presents information regarding the fees estimated and billed by Deloitte & Touche LLP and affiliated entities (collectively, “Deloitte & Touche”) for the 2005 and 2004 fiscal years. In accordance with the Securities and Exchange Commission’s guidelines, we have itemized tax related and other fees paid to Deloitte & Touche during the 2005 and 2004 fiscal years. The audit committee did not approve any of the Tax Fees or Other Fees itemized below, since prior to July 21, 2005, shortly before the end of fiscal 2005, we were not a public company.

	For the Year
	Ended July 31,

Nature of Services	2005	2004

	(In thousands)
Audit Fees	$671	$125
Audit-Related Fees	—	—
Tax Fees	12	20
All Other Fees	—	3

Total Fees	$683	$148

      Audit Fees. This category includes services provided in connection with the audit of our consolidated financial statements, the review of our quarterly consolidated financial statements, and walnut crop pool closing reporting. In addition, for fiscal 2005, this category includes services related to our initial public offering, conversion from a California cooperative association to a Delaware corporation, SEC comment letters and review of and consents issued in connection with documents filed with the Securities and Exchange Commission.
      Audit Related Fees. We did not incur any Audit Related Fees during these periods.
      Tax Fees. This category consists of tax compliance, tax planning, tax return preparation and tax advice with respect to our operations in Europe.
      All Other Fees. We did not incur any Other Fees during fiscal 2005. In fiscal 2004, Deloitte & Touche assisted us with determining and reporting fees we are required to pay under German law for the collection and recycling of packing materials, which all companies selling products to consumers in Germany are required to pay.
Audit Committee Pre-Approval Policies and Procedures
      Our audit committee charter provides that the audit committee will approve the fees and other significant compensation to be paid to our independent auditors, and pre-approve all audit services and all non-audit services of independent auditors permitted under applicable law. The charter also provides that the audit committee may establish other pre-approval policies and procedures for the engagement of independent auditors to render services to us, including without limitation policies that would allow the delegation of pre-approval authority to one or more members of the audit committee, provided that any pre-approval decision is reported to the audit committee at its next scheduled meeting. To date, the audit committee has not established such pre-approval policies, and as a result, we seek pre-approval by the audit committee for all fees and compensation to be paid to Deloitte & Touche LLP.
THE BOARD RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
      The following table presents certain information regarding the beneficial ownership of our common stock as of November 15, 2005 by each of our directors, each of our named executive officers, all of our directors and executive officers as a group and each stockholder owning more than 5% of our common stock.
      The percentage of beneficial ownership for the table is based on approximately 15,555,506 shares of our common stock outstanding as of November 15, 2005. To our knowledge, except under community property laws or as otherwise noted, the persons and entities named in the table have sole voting and sole investment power over their shares of our common stock.
      The number of shares beneficially owned by each stockholder is determined under the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power and those shares of common stock that the stockholder has the right to acquire within 60 days after November 15, 2005 through the exercise of any stock option. The “Percentage of Shares” column treats as outstanding all shares underlying such options held by the stockholder, but not shares underlying options held by other stockholders.

	Number of	% of
	Shares of	Common
Name of Beneficial Owner	Common Stock	Stock(1)

Directors and Officers:
Michael J. Mendes†	253,333	1.6%
Gary K. Ford†	95,000	*
Seth Halio†	82,333	*
John J. Gilbert(2)(3)	69,967	*
Joseph P. Silveira(2)(4)	40,127	*
Samuel J. Keiper†	31,667	*
Robert M. Lea(2)	30,501	*
Laurence M. Baer(2)	7,058	*
Dennis Mussell(2)	7,058	*
Steven M. Neil(2)	7,058	*
Glen C. Warren, Jr.(2)	7,058	*
Robert J. Zollars(2)	7,058	*
Michael P. Riley	—	—
All 12 current directors and executive officers as a group†(2)(3)(4)	638,218	4.1%
Other 5% Stockholders:
Prides Capital Partners, L.L.C.(5)	850,000	5.46%

*	Less than one percent.

†	Reflects shares of common stock subject to our right of repurchase, which right lapses as to one-third of these shares on July 20, 2006 and as to an additional one-third of these shares on each succeeding anniversary of such date over the two following years.

(1)	Percentage of shares beneficially owned is based on 15,555,506 shares of common stock outstanding as of November 15, 2005.

(2)	Includes 7,058 shares of common stock subject to our right of repurchase, which right lapses as to one-third of these shares on July 20, 2006 and as to an additional one-third of these shares on each succeeding anniversary of such date over the two following years.

(3)	Includes 42,833 shares in the name of Gilbert Orchards and 20,076 shares in the name of Rio Oso Groves, Inc. Mr. Gilbert is an owner and executive officer of Rio Oso Groves, Inc. and Gilbert Orchards. Mr. Gilbert has sole voting and dispositive control over the shares owned by Rio Oso Groves, Inc.

Mr. Gilbert and William H. Gilbert have shared voting and dispositive control over the shares owned by Gilbert Orchards.

(4)	Includes 25,548 shares in the name of John Hancock Life Insurance Company, 1,047 shares in the name of John Hancock Variable Life Insurance Company, 3,561 shares in the name of Texas Municipal Plans Consortium and 2,913 shares in the name of Goose Pond Ag. Inc. Mr. Silveira provides farm management services for each of these entities. Mr. Silveira disclaims beneficial ownership of these shares.

(5)	We obtained this ownership information for Prides Capital Partners, L.L.C. et al. (“Prides”) from a Schedule 13D filed with the SEC by Prides and certain individuals who are partners in Prides, reporting ownership as of November 2, 2005. Prides and its partners share voting and dispositive power as to 850,000 shares. The address of Prides is 200 High Street, Suite 700, Boston, Massachusetts 02110.
EXECUTIVE COMPENSATION
Executive Officers

Name	Age	Position

Michael J. Mendes	42	President, Chief Executive Officer and Director
Gary K. Ford	51	Chief Operating Officer, Executive Vice President
Seth Halio	43	Chief Financial Officer, Executive Vice President
Samuel J. Keiper	55	Vice President, Grower Relations, Human Resources and Corporate Affairs, and Secretary
      Michael J. Mendes has served as our President and Chief Executive Officer since 1998, and as a member of our board of directors since February 2005. From 1991 to 1994 and from 1995 to 1998, Mr. Mendes served in various sales and marketing positions at Diamond Walnut Growers, including most recently as Vice President of International Sales and Marketing. Prior to joining Diamond Walnut Growers, Mr. Mendes served as Manager of International Marketing of the Dole Food Company from 1989 to 1991. Mr. Mendes is Chairman of the President’s Advisory Council of the Grocery Manufacturers Association, serves on the advisory committee of The Wine Group, and is a member of the Board of the California Chamber of Commerce. He holds an M.B.A. from the Anderson School of Management at the University of California, Los Angeles.
      Gary K. Ford has served as our Executive Vice President and Chief Operating Officer since 1998. Mr. Ford served as general manager of the in-shell nut division of Sun-Diamond Growers of California, a cooperative joint venture, from 1995 to 1998. From 1992 to 1995, Mr. Ford served as General Manager of Metz Baking Company, and from 1979 to 1992, he served in various management capacities at PepsiCo, Inc.’s Frito-Lay division. He holds a B.S. from William Carey College and an M.B.A. from Georgia College and State University.
      Seth Halio has served as our Executive Vice President and Chief Financial Officer since January 2005. From July 2002 to January 2005, Mr. Halio served in various senior financial management positions at Ocular Sciences, Inc., a contact lens manufacturer, including Corporate Controller and Director of Finance. From 1997 to April 2002, he served in various capacities with Spectra-Physics, Inc., a manufacturer of lasers, including most recently as Vice President, Finance. Earlier in his career, Mr. Halio spent over eight years with Ernst & Young LLP. Mr. Halio holds a B.S. from Bucknell University.
      Samuel J. Keiper has served as our Vice President of Grower Relations and Corporate Affairs, since 1994 and Vice President of Human Resources since August 2005. From 1992 to 1994, Mr. Keiper served as our Director of Member Services. He also serves as our Corporate Secretary. Prior to joining our Diamond Walnut Growers in 1987, Mr. Keiper owned and operated a diversified farming company. He holds a B.S. from the University of California, Davis.

Summary of Executive Compensation
      The following table presents information about the compensation for the 2005 fiscal year awarded to, earned by or paid to (a) our Chief Executive Officer; (b) our only three executive officers serving in that capacity as of July 31, 2005; and (c) one executive officer who left Diamond prior to the end of the 2005 fiscal year. We also provide benefits to our executive officers that are generally available to all of our employees.
Summary Compensation Table

	Annual Compensation					Long-Term Compensation

						Restricted	Securities	Long Term
Name and Principal	Fiscal			Other Annual		Stock Award	Underlying	Incentive	All Other
Position	Year	Salary ($)	Bonus ($)	Compensation ($)		($)(1)	Options (#)	Program ($)	Compensation ($)

Michael Mendes	2005	428,846	400,000	207,385	(2)	4,306,661	253,333	160,000	—
President and Chief	2004	400,000	400,000	165,512	(3)	—	—	100,000	255,577	(4)
Executive Officer	2003	391,769	363,000	319,132	(5)	—	—	—	—
Gary Ford	2005	220,666	150,396	40,512	(6)	1,615,000	95,000	44,133	—
Executive Vice	2004	200,605	127,226	16,956	(7)	—	—	25,076	30,896	(8)
President, Chief	2003	196,672	110,136	18,173	(9)	—	—	—	—
Operating Officer
Seth Halio	2005	117,923	—	20,942	(11)	1,399,661	95,000	—	—
Executive Vice	2004	—	—	—		—	—	—	—
President, Chief	2003	—	—	—		—	—	—	—
Financial Officer(10)
Sam Keiper	2005	147,026	58,810	35,290	(12)	538,339	31,667	14,703	—
Vice President,	2004	141,371	57,225	13,603	(13)	—	—	8,836	—
Grower Relations,	2003	123,901	50,180	13,820	(14)	—	—	—	—
Corporate Affairs and
Human Resources
Michael Riley	2005	62,751	19,248	26,204	(15)	—	—	—	—
Former Chief	2004	177,671	131,244	18,335	(16)	—	—	12,030	—
Financial Officer	2003	188,703	100,390	25,102	(17)	—	—	—	—

(1)	In fiscal 2005, the named executive officers received restricted stock grants as follows: Mr. Mendes — 253,333 shares; Mr. Ford — 95,000 shares, Mr. Halio — 82,333 shares; and Mr. Keiper — 31,667. The value of restricted stock reported in this column is calculated using the initial public offering price of our common stock, which was $17.00, since the date of grant was the date our initial public offering was priced. On July 29, 2005, the last Nasdaq trading day of fiscal 2005, the closing price of our common stock was $22.15. Based on this price, the values of the restricted stock awards to the named executive officers were: Mr. Mendes — $5,611,326; Mr. Ford — $2,104,250; Mr. Halio — $1,823,676; and Mr. Keiper — $701,424. If we declare dividends on our common stock, such dividends will be paid on the restricted stock disclosed above. All restricted stock in this table will vest in three, equal, annual installments on each anniversary of July 20, 2005.

(2)	Represents $155,381 in retirement plan contribution, $25,250 in financial planning and tax preparation services, $12,865 in 401(k) contributions, $8,415 in health insurance cost contribution, $2,113 in club membership dues, $599 in medical expense reimbursements, $1,783 for personal use of company automobile and $979 in life insurance premiums.

(3)	Represents $137,594 in retirement plan contribution, $5,000 in 401(k) contributions, $8,086 in health insurance cost contribution, $4,810 in club membership dues, $7,326 in medical expense reimbursements, $1,784 for personal use of company automobile and $912 in life insurance premiums.

(4)	Represents $197,939 in relocation costs and $57,638 in unused vacation time disbursements.

(5)	Represents $298,063 in retirement plan contribution, $6,000 in 401(k) contributions, $7,597 in health insurance cost contribution, $4,579 in medical expense reimbursements, $2,000 for personal use of company automobile and $893 in life insurance premiums.

(6)	Represents $17,114 in financial planning and tax preparation services, $6,597 in 401(k) contributions, $8,415 in health insurance cost contribution, $6,764 in medical expense reimbursements, $1,119 for personal use of company automobile and $503 in life insurance premiums.

(7)	Represents $4,161 in 401(k) contributions, $8,086 in health insurance cost contribution, $3,133 in medical expense reimbursements, $1,119 for personal use of company automobile and $457 in life insurance premiums.

(8)	Represents $30,896 in unused vacation time disbursements.

(9)	Represents $5,571 in 401(k) contributions, $7,597 in health insurance cost contribution, $1,548 in medical expense reimbursements, $3,009 for personal use of company automobile and $448 in life insurance premiums.

(10)	Mr. Halio commenced employment with us in January 2005, and as a result, the information contained in this table represents compensation information with respect to the partial fiscal year during which he was an employee.

(11)	Represents $17,000 in financial planning and tax preparation services, $3,496 in health insurance cost contribution, $167 in medical expense reimbursements and $279 in life insurance premiums.

(12)	Represents $17,114 in financial planning and tax preparation services, $4,411 in 401(k) contributions, $6,378 in health insurance cost contribution, $5,671 in medical expense reimbursements, $1,381 for personal use of company automobile and $335 in life insurance premiums.

(13)	Represents $2,916 in 401(k) contributions, $8,086 in health insurance cost contribution, $898 in medical expense reimbursements, $1,381 for personal use of company automobile and $322 in life insurance premiums.

(14)	Represents $3,717 in 401(k) contributions, $7,597 in health insurance cost contribution, $987 in medical expense reimbursements, $1,237 for personal use of company automobile and $282 in life insurance premiums.

(15)	Represents $12,750 in financial planning and tax preparation services, $8,415 in health insurance cost contribution and $5,039 in medical expense reimbursements.

(16)	Represents $3,995 in 401(k) contributions, $8,086 in health insurance cost contribution, $2,315 in medical expense reimbursements, $3,500 for personal use of company automobile and $439 in life insurance premiums.

(17)	Represents $5,661 in 401(k) contributions, $6,376 in health insurance cost contribution, $5,690 in medical expense reimbursements, $6,945 for personal use of company automobile and $430 in life insurance premiums.

Option Grants in the 2005 Fiscal Year
      The following table contains information concerning the stock option grants made to each of the named executive officers in the 2005 fiscal year. We granted all of these options under our 2005 Equity Incentive Plan at exercise prices equal to the fair market value of our common stock on the grant date. All options have ten-year terms and will terminate three months following the date the named executive officer ceases to be an employee or consultant or 12 months following that date, if the termination is due to death or disability. SEC rules require us to show hypothetical gains that the named executive officers would have for these options at the end of their terms. We calculated these gains assuming annual compound stock price appreciation of 5% and 10% from the date the option was originally granted to the end of the option term as required by SEC rules. These rates of stock price appreciation are not our estimate or projection of future stock prices.
Option Grants in the 2005 Fiscal Year

	Individual Grants

			Percent of			Potential Realizable Value
	Number of		Total Options			at Assumed Annual Rates
	Securities		Granted to			of Stock Price Appreciation
	Underlying		Employees in	Exercise		for Option Term ($)(2)
	Options		Fiscal 2005	Price per	Expiration
Name	Granted		(%)(1)	Share ($)	Date	5%	10%

Michael Mendes	253,333	(3)	24.3	17.00	7/20/2015	2,708,436	6,863,708
Gary Ford	95,000	(3)	9.1	17.00	7/20/2015	1,015,665	2,573,894
Seth Halio	95,000	(3)	9.1	17.00	7/20/2015	1,015,665	2,573,894
Sam Keiper	31,667	(3)	3.0	17.00	7/20/2015	338,559	857,974
Michael Riley	—		—	—	—	—	—

(1)	Diamond granted options to purchase 1,042,720 shares of common stock to all of our employees during the 2005 fiscal year.

(2)	Potential gains are reported as of July 31, 2005 and are net of exercise price, but before taxes associated with exercise. Unless the market price for our common stock appreciates over the option term, no value will be realized from the option grants made to our named executive officers.

(3)	These options become vested at the rate of one-third of the shares on July 20, 2006, with the balance becoming vested in equal installments at the end of each quarter following July 20, 2006, such that the options become fully vested as of July 20, 2008.
Aggregated Option Exercises in the 2005 Fiscal Year and Fiscal Year-End Option Values
      The following table presents information concerning option exercises during the 2005 fiscal year and unexercised in-the-money options held as of July 31, 2005 by the named executive officers.
Aggregate Option Exercises in Fiscal 2005 and Fiscal Year-End Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at Year-End (#)		at Fiscal Year-End ($)(1)
	Acquired on	Value
Name	Exercise	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael Mendes	—	—	0	253,333	—	1,304,665
Gary Ford	—	—	0	95,000	—	489,250
Seth Halio	—	—	0	95,000	—	489,250
Sam Keiper	—	—	0	31,667	—	163,085
Michael Riley	—	—	—	—	—	—

(1)	Value at fiscal year end is measured as the difference between the exercise price and fair market value on July 29, 2005, which was $22.15.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements
      Michael J. Mendes. Our employment agreement with Mr. Mendes, dated March 25, 1997, provides for an initial annual salary and eligibility for standard benefits and bonus programs. Mr. Mendes’ current annual salary is $450,000, and his maximum bonus under is 100% of base salary. This agreement continues until it is terminated by Mr. Mendes or us, and Mr. Mendes is required to provide 60 days written notice of his termination. If we terminate Mr. Mendes without cause, he is entitled to continuation of his salary and health, dental and vision insurance benefits for up to 12 months, and we have agreed to provide him with up to $10,000 in outplacement services.
      During fiscal 2005, Mr. Mendes was the sole participant in our Long Term Incentive Compensation Program. This is an arrangement, which we established in 2001, that provides Mr. Mendes under certain circumstances an annual benefit over 10 years. Payment of the benefit may commence as early as age 50, but shall commence no later than at age 65. In October 2005, Mr. Mendes agreed to terminate this arrangement and forgo all benefits under the program in consideration of receiving an option to purchase 225,000 shares of Diamond common stock. The option has a five year vesting schedule, with 20% of the shares subject to the option vesting on the first anniversary of the date of grant, and the remaining vesting on a pro rata basis each calendar quarter thereafter. The option has an exercise price of $17.07, which was the closing price of our common stock on October 25, 2005 as quoted on Nasdaq.
      Gary K. Ford. Mr. Ford’s current annual salary is $250,000 and his maximum bonus is 70% of his base salary. Mr. Ford’s employment is at will and may be terminated at any time, with or without formal cause.
      Seth Halio. Our offer letter to Mr. Halio, dated October 11, 2004, provides for an initial annual salary and eligibility for our standard benefits programs and our bonus programs. Mr. Halio’s current annual salary is $240,000 and his maximum bonus is 70% of his base salary. Mr. Halio’s employment is at will and may be terminated at any time, with or without formal cause.
      Samuel J. Keiper. Mr. Keiper’s current annual salary is $175,000, and his maximum bonus is 50% of his base salary. Mr. Keiper’s employment is at will and may be terminated at any time, with or without formal cause.
      Management Performance Incentive Program. During fiscal 2005, our executive officers participated in a Management Performance Incentive Program, which consisted of goal achievement and profit sharing components. Under the goal achievement program, the board of directors helped identify and approved strategic goals for the company, and the Chief Executive Officer developed objectives for each executive officer to support such goals. Under the profit sharing program, an executive officer’s bonus potential under the goal achievement program decreased if our adjusted crop return fell below a walnut price benchmark. On October 25, 2005, the board of directors amended the Management Performance Incentive Program to rename this program “Annual Bonus Program” and removed the profit sharing component. As a result, in the future, participants in the program will receive bonuses based solely on goal achievement.
      Acceleration of vesting and severance payments upon a change of control. We have entered into change-of-control agreements with our executive officers. Under these agreements, if we sell all or substantially all of our assets, complete a merger after which our stockholders before the merger do not own more than 50% of the surviving or successor entity’s outstanding voting securities after the merger, or any person or entity acquires 50% or more of our outstanding voting securities, and then after such change of control either the surviving or successor entity terminates the executive officer without cause (as defined below) or the executive officer terminates his employment for good reason (as defined below), then the vesting of the executive officer’s restricted stock and stock options will accelerate and the executive will become entitled to receive severance payments equal to a multiple of his current year salary and maximum bonus. The multiple is three times for Mr. Mendes, Mr. Ford and Mr. Keiper and two times for Mr. Halio.
      Under these agreements, the term “cause” means termination of employment due to the officer’s willful and continued failure to perform his or her duties to the company or its successor after we (or our successor or the surviving entity) deliver a written demand for substantial performance to the officer provided that this demand specifically identifies how we (or our successor or the surviving entity) believe that the officer has not substantially performed his or her or her duties, or the officer’s conviction of or plea of guilty or nolo contendere to felony criminal conduct.
      Under these agreements, the term “good reason” means in each case without the officer’s consent or waiver: a material diminution of the officer’s duties or authority with Diamond, or the assignment of duties and responsibilities inconsistent with his or her status at Diamond, as of the date of the change of control; a reduction in base salary or material reduction in benefits as of the date of the change in control without the express written consent of the officer; any breach by us of any of our material obligations under our agreements with the officer; or a reassignment that requires the officer to move his or her principal work location more than 50 miles from our principal office in Stockton, California.
Long-Term Incentive Program
      In November 2003, Diamond Walnut Growers adopted a Long-Term Incentive Program pursuant to which it agreed to pay compensation based on multi-year corporate performance, measured in terms of the amount by which net proceeds per pound paid to growers exceeded a walnut price benchmark. Each year, the percentage achievement for the most recent four years is aggregated and multiplied by the applicable percentage of base salary for each executive officer — 100% for the Chief Executive Officer, 50% for the two next most senior officers (currently our Chief Financial Officer and Chief Operating Officer), and 25% for other executives. The payments made pursuant to this program are set forth in the Summary Compensation Table above. We terminated this program on August 1, 2005.
Pension Plans
      The following table shows the estimated annual benefits payable upon retirement to employees in the United States under our Diamond of California Management Pension Plan if taken during the plan year from August 1, 2004 through July 31, 2005.
Estimated Annual Retirement Benefits(1)

	Years of Service
Highest Five-Year
Average Compensation(2)	5	10	15	20	25	30	35	40

$150,000	$13,520	$27,039	$40,559	$54,078	$67,598	$81,117	$94,637	$106,637
250,000	18,745	37,489	56,234	74,978	93,723	112,467	131,212	147,612
350,000	18,745	37,489	56,234	74,978	93,723	112,467	131,212	147,612
450,000	18,745	37,489	56,234	74,978	93,723	112,467	131,212	147,612
550,000	18,745	37,489	56,234	74,978	93,723	112,467	131,212	147,612

(1)	We also maintain the Diamond Walnut Growers Retirement Restoration Plan in which Mr. Mendes is the sole participant. This supplemental plan provides benefits that are additional to the benefits under the Diamond of California Management Pension Plan. Based on the respective incremental years of service shown in the table above and assuming the applicable average compensation to be $550,000 (for lesser average compensation amounts the benefit would be reduced from the following figures), Mr. Mendes would receive a benefit from this supplemental plan as follows: (5 years) $64,441; (10 years) $128,883; (15 years) $193,324; (20 years) $192,893; (25 years) $198,279; (30 years) $237,935; (35 years) $277,591; (40 years) $319,021. These benefits under this plan are calculated as a single life annuity with a guaranteed 10-year term. Normal retirement age is age 60.

(2)	No more than $205,000 for the plan year from August 1, 2004 to July 31, 2005 (as adjusted from time to time by the Internal Revenue Service) of cash compensation may be taken into account in calculating benefits payable under the Diamond of California Management Pension Plan.
      The covered compensation under the plans described above for each of the named executive officers is the average of the five highest base salaries paid in the ten years ending on the date of retirement. Covered compensation is generally limited to base salary which corresponds to amounts shown in the “Salary” column of the Summary Compensation Table. However, if retirement were to occur during the period 2005 through 2013, then the calculation of covered compensation will include bonuses paid prior to August 2003 (compensation corresponding to such bonus amounts is reported in the “Bonus” column of the Summary Compensation Table). The Diamond of California Management Pension Plan also provides an alternate formula that could in some circumstances provide some individuals with a higher benefit than that shown in the table above for a given level of compensation. The application of this formula is limited to persons with service prior to August 1, 2003.
      Named executive officers included in the Summary Compensation Table have currently been credited with the following years of service: Mr. Mendes, 13 years; Mr. Ford, 10 years; and Mr. Keiper, 19 years.
      Retirement benefits in the table shown above are payable at normal retirement age (the later of age 65 or attainment of five years of service) in the form of a single life annuity (other optional forms of payment are available). The benefits listed in the table above are not subject to reduction for Social Security.
Equity Compensation Plan Information
      The following table sets forth information as of July 31, 2005 regarding equity awards under our 2005 Equity Incentive Plan and 2005 Employee Stock Purchase Plan:
Equity Compensation Plan Information Table

	(a)	(b)	(c)

	Number of Securities	Weighted Average	Number of Securities Available
	to be Issued Upon	Exercise Price of	for Future Issuance Under
	Exercise of	Outstanding	Equity Compensation Plans
	Outstanding Options,	Options, Warrants	(Excluding Securities
	Warrants and Rights	and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders	1,122,722	$17.00	1,178,553	(1)
Equity compensation plans not approved by security holders	0	—	—
Total	1,122,722	$17.00	1,178,553	(1)

(1)	Of these shares, 400,000 shares remain available for purchase under our 2005 Employee Stock Purchase Plan and 778,553 shares remain available for purchase under our 2005 Equity Incentive Plan.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      The compensation committee currently consists of Laurence Baer, Glen Warren and Robert Zollars, none of whom has any interlocking relationships as defined by the Securities and Exchange Commission.
REPORT ON EXECUTIVE COMPENSATION
      The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference in any of our filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporates it by reference into a document filed under the Securities Act of 1933, or the Securities Exchange Act of 1934.
      The Compensation Committee of the Board of Directors oversees the compensation policies of Diamond Foods, including executive compensation. Prior to July 26, 2005, when Diamond Foods converted from an agricultural cooperative association to a Delaware corporation and completed its initial public offering, the Board of Directors and Compensation Committee of Diamond Walnut Growers, Inc., Diamond Foods’ predecessor entity, administered these compensation policies. The current Compensation Committee is comprised of directors who first joined the Board of Directors at the time of Diamond Foods’ initial public offering. This report discusses Diamond Foods’ compensation programs for executive officers and details of compensation paid to the Chief Executive Officer for the fiscal year ended July 31, 2005.
Executive Compensation Policy
      Diamond Foods’ compensation program is designed to encourage and reward both individual effort and teamwork to attain our financial performance goals and profitably build our brands over the long term.
      The executive officer compensation program of Diamond Foods uses both short-term and long-term compensation and incentives. Our compensation philosophy is to offer executive officers base salaries at the median of Diamond Foods’ peer group of companies while rewarding outstanding performance with cash incentive payments, with the expectation that top performers would be compensated above the peer group median. The Compensation Committee considers the following to be important factors in evaluating executive officer compensation:

•	Performance and contribution to Diamond Foods, including length of service in the position;

•	Alignment with stockholders of Diamond Foods;

•	Comparative compensation levels of other companies, including periodic compensation studies performed by independent compensation and benefit consultants;

•	Overall competitive environment for executives and the level of compensation considered necessary to attract and retain executive talent;

•	Diamond Foods’ historical compensation and performance levels; and

•	Diamond Foods’ financial performance.
      Companies used in comparative analyses for the purpose of determining executive officer salaries are selected periodically with the assistance of professional compensation consultants. Selection of such companies is based on a variety of factors, including market capitalization and revenue size, with appropriate discounts applied to salaries at companies significantly larger than Diamond Foods. The Compensation Committee believes that Diamond Foods’ primary competitors for executive talent are companies with a similar or larger market capitalization and, accordingly, relies on a broad array of companies in various industries for comparative analyses.
      The components of Diamond Foods’ executive compensation are base salary, annual cash incentives and long-term incentives.
Base Salary
      Prior to Diamond Foods’ conversion, the Board of Directors determined the Chief Executive Officer’s base salary based on recommendations from the Compensation Committee. The Chief Executive Officer would review and approve increases to salaries for the executive officers. A number of factors impact salary reviews, including individual performance, level of responsibility, tenure and prior experience. From the initial public offering forward, with respect to the Chief Executive Officer, the full Board of Directors will continue to approve the base salary for the Chief Executive Officer based on Compensation Committee recommendations, while the Compensation Committee will approve, based on the recommendation of the Chief Executive Officer, the base salaries for the other executive officers. In recommending to the Board of Directors base salary adjustments for the Chief Executive Officer and approving base salaries for the other executive officers, the Compensation Committee will take into account the factors described in “Executive Compensation Philosophy” above.
Annual Cash Incentives
      Diamond Foods’ executive officers, along with all non-union, full-time employees, participate in a bonus program, developed to reward employees for their contributions in meeting Diamond Foods’ short and long-

term objectives. Currently, the goal achievement period is the 12-month period commencing December 1 each year, so the bonus payments applicable to fiscal 2005 were those paid in December 2004.
      The annual cash incentives paid during fiscal 2005 were based on a program comprised of goal achievement and profit sharing components. Under the goal achievement program, the Board of Directors helped identify and approved strategic goals for the company. The goals that served as the basis of the bonuses paid in December 2004 related to sales volume and revenue, development of distribution channels and new products, expansion of production capacity, efficiency and process improvements, cost reduction initiatives, employee training and enhancement of the company’s brands. The Chief Executive Officer then developed objectives for each executive officer designed to support such company-wide goals. Under the profit sharing program, an executive officer’s bonus potential under the goal achievement program increased if our adjusted crop return exceeded a walnut price benchmark.
      The Chief Executive Officer was measured against achievement of the company’s overall, strategic goals, and the executive officers were measured against their individual objectives supporting the strategic goals. Prior to the conversion to a public company in 2006, the Board of Directors approved goal achievement bonus payments for the Chief Executive Officer, after receiving recommendations from the Compensation Committee. The Board of Directors also approved goal achievement bonus payments for the other executive officers, after receiving recommendations from the Chief Executive Officer.
      For fiscal 2006, the bonus program will not include the profit sharing element tied to a walnut price benchmark and instead will be based solely on goal achievement metrics. Furthermore, going forward, the Compensation Committee will make all determinations regarding payments to be made to the executive officers other than the Chief Executive Officer under the bonus program. The Compensation Committee will recommend to the full Board of Directors, for approval, the bonus to be paid to the Chief Executive Officer. When making recommendations with respect to bonus payments for the Chief Executive Officer and taking action with other executive officers, the Compensation Committee will consider the “Executive Compensation Policy” described in this report.
Long-Term Incentives
      Long-Term Incentive Program. During fiscal 2005, executive officers participated in a Long-Term Incentive Program pursuant to which Diamond Foods paid compensation based on multi-year corporate performance. For purposes of this program, corporate performance was measured in terms of the amount by which net proceeds paid to growers exceeded a walnut price benchmark. For each cent the price paid to growers exceeded the benchmark field price, to a maximum of five cents, an executive officer earned 5% of the maximum long-term incentive bonus for the year. Each year, the percentage achievement for the most recent four years was aggregated and multiplied by the applicable percentage of base salary for each executive officer — 100% for the Chief Executive Office, 50% for the Chief Operating Officer and Chief Financial Officer and 25% for other executives.
      Equity-Based Incentives. The Long-Term Incentive Program was discontinued on August 1, 2005 and replaced with equity-based, long-term incentives. Diamond Foods adopted the 2005 Equity Incentive Plan, which enables the company to grant to employees stock options, stock appreciation rights, restricted stock, and other equity awards, based on Diamond Foods’ common stock. The purposes of these equity-based, long-term incentives are to:

•	motivate behavior that leads to the successful achievement of specific financial and operating goals that support Diamond Foods’ business strategy;

•	focus participant’s attention on operational effectiveness from both an earnings and investment perspective;

•	promote performance orientation at Diamond Foods and communicate the concept that greater responsibilities create greater rewards because more pay is “at risk”;

•	align the interests of executives and senior managers with those of stockholders by linking a substantial portion of compensation to earnings and growth in per share and net revenues;

•	provide a way to attract and retain executives and senior managers who are critical to Diamond Foods’ future success; and

•	provide competitive total compensation for executives and managers commensurate with company performance.
      On March 10, 2005, the Board of Directors approved restricted stock and stock option awards under the 2005 Equity Incentive Plan to all executive officers, effective on the date of Diamond Foods’ initial public offering. The purchase price of the restricted stock was the par value of Diamond Foods’ common stock. The exercise price of the options was equal to the initial public offering price of Diamond Foods common stock, and the options vest over three years from the date of grant, with one-third of the shares subject to the option vesting on July 20, 2006, and the remainder vesting ratably over the following two years. The fair value of the restricted stock and option grants will be reflected as compensation expense in Diamond Foods’ financial statements over the vesting period of these equity grants, making their cost transparent to stockholders. From the initial public offering forward, the Compensation Committee will recommend to the full Board of Directors for approval any equity grants for the Chief Executive Officer, while the Compensation Committee will approve, based on the recommendation of the Chief Executive Officer, equity grants for the other executive officers. The Compensation Committee’s recommendation with respect to grants to the Chief Executive Officer and approvals for grants to other executive officers will be made consistent with the “Executive Compensation Policy” outlined in this report.
      Retirement Plans. In fiscal 2005, executive officers participated in the Diamond of California Management Pension Plan, which provides for retirement benefits based on years of service and average compensation of each executive. In addition, during fiscal 2005, Diamond Foods’ Chief Executive Officer participated in a Long Term Incentive Compensation Program that provides for payments upon his retirement. These retirement programs were established to reward long-term contributions by providing income security upon retirement. In October 2005, Diamond Foods and the Chief Executive Officer agreed to terminate the Long Term Incentive Compensation Program, and in consideration of such termination, the Board of Directors, upon the recommendation of a third party, independent compensation consultant, granted the Chief Executive Officer an option to purchase 225,000 shares of common stock.
Chief Executive Officer Compensation
      In determining the compensation of Mr. Mendes, the Board of Directors applied the same criteria that were used to determine the other executives’ compensation, as well as taking into account Mr. Mendes’ leadership in achieving strategic and long-term objectives. In connection with its review of his base salary, in November 2004, the Board of Directors approved an increase in Mr. Mendes’ base salary from $400,000 to $450,000. In addition, in December 2004, Mr. Mendes received a bonus payment based on objectives established by the Board of Directors for the 12-month period that commenced on December 1, 2003. The goals established by the Board of Directors for this period related to sales volume and revenue, development of distribution channels and new products, expansion of production capacity, efficiency and process improvements, cost reduction initiatives, employee training and enhancement of the company’s brands. Based on his achievement against these goals, Mr. Mendes received payment of his maximum bonus potential. In connection with Diamond Foods’ initial public offering, the Board of Directors approved grants to Mr. Mendes of options to purchase common stock and the issuance of restricted stock, which places a substantial portion of Mr. Mendes’ compensation at risk while aligning his interests with those of the company and its stockholders.
Tax Deductibility of Executive Compensation
      Section 162(m) of the Internal Revenue Code provides that publicly-held companies may be limited in deducting from their taxable income certain compensation in excess of $1 million paid to the chief executive officer and the four other most highly-compensated officers. The Compensation Committee has considered the effect of Section 162(m) on executive compensation in developing its policy with respect to the deductibility of the Diamond Foods’ executive compensation. It is the Compensation Committee’s position that in administering the “performance-based” portion of the executive compensation program, it will attempt to satisfy the requirements for deductibility under Section 162(m). However, the Compensation Committee believes that it needs to retain the flexibility to exercise its judgment in assessing an executive’s performance and that the total compensation system for executive officers should be managed in accordance with the objectives outlined in the “Executive Compensation Philosophy” section of this report and in the best overall interests of Diamond Foods’ stockholders. Should the requirements for deductibility under Section 162(m) conflict with the executive compensation philosophy or with what the Compensation Committee believes to be in the best interests of the stockholders, the Compensation Committee will act in accordance with the executive compensation philosophy and in the best interests of the stockholders, notwithstanding the effect of such action on deductibility for any given year.
      The foregoing report has been approved by the Compensation Committee of the Board of Directors, the members of which are:

Robert Zollars, Chairman
Laurence Baer
Glen Warren

STOCK PRICE PERFORMANCE GRAPH
      We completed our initial public offering on July 20, 2005, and our common stock commenced trading on the Nasdaq National Market System on July 21, 2005. Because of the brief time between our initial public offering and our July 31 fiscal year end, we have not included a stock price performance graph, pursuant to Interpretation No. 42 of Section J of the Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (July 1997).

REPORT OF THE AUDIT COMMITTEE
      The information contained in the preceding report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference in such filing.
      The audit committee is comprised of Steven Neil, Laurence Baer and Dennis Mussell, all of whom have been determined to be independent by the board of directors as defined by Nasdaq and the SEC. The board also has determined that Mr. Neil is an audit committee financial expert as defined by the SEC. The committee operates under a written charter adopted by the board of directors. A copy of the audit committee’s charter is available on Diamond Foods’ website at http://www.diamondfoods.com or to any stockholder otherwise requesting a copy.
      The primary function of the audit committee is to provide advice with respect to Diamond Foods’ financial matters and to assist the board of directors in fulfilling its oversight responsibilities regarding (i) the quality and integrity of Diamond Foods’ financial statements, (ii) compliance with legal and regulatory requirements, (iii) the qualifications and independence of the independent accounting firm serving as Diamond Foods’ auditors and (iv) the performance of Diamond Foods’ internal audit function and the independent auditors.
      Management is responsible for Diamond Foods’ internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of Diamond Foods’ consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.
      The audit committee reviewed and discussed the audited financial statements of Diamond Foods for the fiscal year ended July 31, 2005 with management, and management represented that the financial statements of Diamond Foods were prepared in accordance with accounting principles generally accepted in the United States. The audit committee discussed with Deloitte & Touche matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Communication with Audit Committees) as amended by SAS No. 91.
      The audit committee has (1) reviewed and discussed the audited financial statements with management, (2) discussed with Deloitte & Touche LLP, our independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61, and (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed the auditors’ independence with the independent auditors. Based upon these discussions and reviews, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2005 and filed with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors.

Steven Neil, Chairman
Laurence Baer
Dennis Mussell

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
      Any related party transactions, excluding compensation (whether cash, equity or otherwise) which is delegated to the compensation committee, involving one of our directors or executive officers, must be reviewed and approved by the audit committee or another independent body of the board of directors.
      Other than the employment and severance agreements described in “Corporate Governance and Board of Directors Matters — Director Compensation,” “Executive Compensation” and the transactions described below, since August 1, 2004 there has not been, and there currently is not proposed, any transaction or series of similar transactions to which we were or will be a party:

•	in which the amount involved exceeded or exceeds $60,000; and

•	in which any director, executive officer, holder of more than 5% of any class of our common stock or any member of their immediate family had or will have a direct or indirect material interest.
Grower Payments
      We have paid each member of our board of directors who is currently a grower from whom we purchase walnuts, or an affiliate of a such a grower, for walnut products we received from them in the ordinary course of our business. Historically, before we converted from an agricultural cooperative to a corporation, each cooperative member provided us with walnuts, and we paid net proceeds of our walnut business to the member in proportion to the members’ patronage. After the conversion, we pay a market price for walnuts delivered. Directors provide walnuts to us on the same terms as other members. Any Walnut Purchase Agreement that Diamond Foods enters into with any member of our board of directors will be on the same terms as our Walnut Purchase Agreements with other walnut growers.
      The following table shows the payments received by the directors who also sold walnuts to us in fiscal 2005 and fiscal 2006 through November 15, 2005:

	Fiscal	Grower
Name	Year	Payments

John J. Gilbert(1)	2006	$876,463
	2005	$1,478,305
Robert M. Lea	2006	$91,897
	2005	$347,575
Joseph P. Silveira(2)	2006	$2,277,396
	2005	$4,755,075

(1)	Represents amounts paid to Rio Oso Groves, Inc., of which Mr. Gilbert is an owner and executive officer, and to Gilbert Orchards, a corporation of which Mr. Gilbert is an owner and executive officer.

(2)	Represents payments to John Hancock Life Insurance Company, John Hancock Variable Life Insurance Co., Goose Pond Ag. Inc. and Texas Municipal Plans Consortium (“Hancock Entities”). Mr. Silveira is not a director, officer, stockholder or affiliate of any of these entities. Mr. Silveira is the President of Farmland Management Services, Inc., which provides farming management services to these Hancock Entities. Farmland Management Services, Inc. receives compensation from these entities for the services it renders, and neither Mr. Silveira nor Farmland Management Services, Inc. receives a commission on the grower payments made to these Hancock Entities.
Conversion Payments
      In connection with our conversion from an agricultural cooperative to a corporation, each director who was also a cooperative member of our predecessor entity was entitled to receive cash and/or shares of our common stock. Each of Mr. Gilbert, Mr. Lea and the Hancock Entities for whom Mr. Silveira provides farming management services elected to receive shares. See “Stock Ownership of Principal Stockholders and Management” above.

Indemnification of Directors and Executive Officers and Limitation of Liability
      Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages resulting from breach of fiduciary duty as a directors, except for liability:

•	for any breach of the director’s duty of loyalty to our company or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.
      Our bylaws provide that we:

•	must indemnify its directors and executive officers to the fullest extent permitted by Delaware law, subject to limited exceptions;

•	may indemnify our other employees and agents to the same extent that we indemnified our directors and executive officers, unless otherwise required by law, our certificate of incorporation, bylaws or agreements; and

•	must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to limited exceptions.
      We have entered into indemnification agreements with each of our directors and executive officers to give them additional contractual assurances regarding the scope of the indemnification provided in our certificate of incorporation and bylaws and to provide additional procedural protections. Presently, there is no pending litigation or proceeding involving any of our directors, executive officers or employees for which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.
      We maintain liability insurance for our directors and officers and have obtained a rider to this coverage for securities matters.
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR
2007 ANNUAL MEETING OF STOCKHOLDERS
      Stockholders are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission and our Bylaws. Under SEC rules, any stockholder who intends to present a proposal at our 2007 annual meeting of stockholders must submit the proposal, in writing, so that we receive it at our principal executive offices no later than August 3, 2006 in order for the proposal to be included in our proxy statement and proxy for the 2007 meeting. Stockholders wishing to present a proposal at our 2007 annual meeting of stockholders or to nominate a person to our board of directors at the 2007 annual meeting of stockholders (but not include such nomination in the proxy statement) must submit such proposal or nominee to us no earlier than September 27, 2006 and no later than October 27, 2006 if they wish for it to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. To be valid, submission of a director nominee must include the information contained in Section 1.11(a)(ii) of our Bylaws.
      If the 2007 annual meeting of stockholders occurs on a date more than 30 days earlier or later than the anniversary of the prior year’s annual meeting of stockholders, then nominations and stockholder proposals must be received not earlier than close of business on the 105th day prior to the annual meeting and not later than close of business on the later to occur of (i) the 75th day prior to the annual meeting or (ii) the 10th day after the date we first publicly announced the date of the annual meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16 of the Securities Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. The Securities and Exchange Commission regulations also require these persons to furnish us with a copy of all Section 16(a) forms they file. Based solely on our review of the copies of the forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements were met during the 2005 fiscal year.
OTHER BUSINESS
      The board of directors knows of no other business that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares they represent as the board of directors may recommend.
      Whether or not you plan to attend the Annual Meeting in person, please either cast your vote online, via telephone, or complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope before the Annual Meeting so that your shares will be represented at the Meeting.

Appendix 1
CHARTER OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF
DIAMOND FOODS, INC.

I.	PURPOSE
      The purpose of the Audit Committee (“Committee”) of the Board of Directors (“Board”) of Diamond Foods, Inc., a Delaware corporation (“Company”) is to assist the Board in fulfilling its statutory and fiduciary oversight responsibilities relating to the Company’s financial accounting, reporting and controls. The Committee’s principal functions are to:

•	oversee the integrity of accounting and financial reporting processes of the issuer and the audits of the financial statements of the issuer;

•	monitor the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the Company’s independent auditors and the Company’s financial and senior management;

•	review and evaluate the independence and performance of the Company’s independent auditors; and

•	facilitate communication among the Company’s independent auditors, the Company’s financial and senior management and the Board.
      In order to serve these functions, the Committee will have unrestricted access to Company personnel and documents, and will have authority to direct and supervise an investigation into any matters within the scope of its duties.
      While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company’s independent auditors.

II.	MEMBERSHIP
      The Committee will consist of three or more members of the Board, with the exact number determined by the Board. Each member of the Committee will meet the independence, financial sophistication and experience requirements of the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder by the Securities and Exchange Commission (“Commission”) and The NASDAQ Stock Market, as they may be amended from time to time (“Rules”), except as otherwise permitted by such Rules. Each member of the Committee will have the ability to read and understand fundamental financial statements and at least one member will have prior experience in accounting, financial management or financial oversight, as required by the Rules, and be a “financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the Commission. No member of the Committee may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the preceding three years.
      All members of the Committee will be appointed by, and will serve at the discretion of, the Board. Unless a chairperson is elected by the Board, the members of the Committee may designate a chairperson by majority vote of the Committee members.

III.	RESPONSIBILITIES AND DUTIES
      The principal duties of the Committee in carrying out its responsibilities are set forth below. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

A.	Financial Statements and Disclosures
      The Committee will:

1. Review and discuss with management quarterly and annual results and the type and presentation of information to be included in the Company’s related earnings press release prior to distribution to the public.

2. Review the Company’s quarterly and annual financial statements, including any report on the Company’s internal control over financial reporting, and any report or opinion by the independent auditors prior to distribution to the public or filing with the Commission.

3. In connection with the Committee’s review of the annual financial statements:

•	Discuss with the independent auditors, any internal audit department and management the financial statements and the results of the independent auditors’ audit of the financial statements.

•	Discuss any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards (“SAS”) No. 61, Communication With Audit Committees (Codification of Statements on Auditing Standards, AU § 380), as amended. These discussions should include the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the Company’s financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

•	Discuss with management and the independent auditors the Company’s selection, application and disclosure of critical accounting policies and practices.

4. Recommend to the Board whether the annual financial statements should be included in the Company’s Annual Report on Form 10-K.

5. In connection with the Committee’s review of the quarterly financial statements:

•	Discuss with the independent auditors and management the results of the independent auditors’ SAS No. 100, Interim Financial Information (Codification of Statements on Auditing Standards, AU § 722) or similar review of the quarterly financial statements.

•	Discuss significant issues, events and transactions and any significant changes regarding accounting principles, practices, policies, judgments or estimates with management and the independent auditors, including resolution of any disagreements among management and the independent auditors regarding financial reporting.

6. Discuss on a general basis the type of information to be disclosed and type of presentation to be made regarding financial information and earnings guidance to analysts and rating agencies.

7. Review any (i) significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting or (ii) fraud involving management or any employee of the Company with a significant role in the Company’s internal controls over financial reporting that are disclosed to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer in connection with such officers’ periodic review of the Company’s internal controls over financial reporting.

B.	Internal Controls
      The Committee will

1. Discuss with the independent auditors and management their periodic reviews of the adequacy of the Company’s accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the Committee by each group.

2. Discuss any comments or recommendations of the independent auditors outlined in their annual management letter or internal control reports. Approve a schedule for implementing any recommended changes and monitor compliance with the schedule.

3. Periodically consult with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company’s financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee.

4. Review with management the Company’s major financial risk exposures and the steps management has taken to monitor such exposures, including the Company’s procedures and any related policies, with respect to risk assessment and risk management.

5. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Review any such complaints and submissions that have been received, including the current status and the resolution if one has been reached.

6. Consider the establishment and oversee the activities of the Company’s internal audit function.

C.	Independent Auditors
      The Committee will:

1. Be directly responsible for the selection, compensation, retention and oversight of the work of the independent auditors. Recommend to the Board the appointment or discharge of the independent auditors. The independent auditors will report directly to the Committee.

2. Review the continuing independence of the Company’s independent auditors, including:

•	obtaining and reviewing, on an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1;

•	reviewing and discussing with the independent auditors their independence, including the nature and scope of any such relationships; and

•	taking, or recommending that the Board take, appropriate action to oversee the independence of the auditors, including discontinuing any relationships that the Committee believes could compromise the independence of the auditors.

3. Approve the Company’s hiring of employees or former employees of the independent auditor, as required by regulations and by applicable listing standards.

4. Review the independent auditors’ audit planning, scope and staffing.

5. Approve the fees and other significant compensation to be paid to the independent auditors, and pre-approve all audit and non-audit related services of independent auditors permitted by the Rules and applicable law. The Committee may establish pre-approval policies and procedures, as permitted by the Rules and applicable law, for the engagement of independent auditors to render services to the Company, including without limitation policies that would allow the delegation of pre-approval authority to one or more members of the Committee, provided that any pre-approval decision is reported to the Committee at its next scheduled meeting.

6. Review and discuss with the independent auditors the reports delivered to the Committee by the independent auditors regarding:

•	critical accounting policies, estimates and practices used;

•	alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the alternatives, and the treatment preferred by the independent auditors; and

•	other material written communications between the independent auditors and Company management, such as any management letter or schedule of unadjusted differences.

D.	General
      The Committee will:

1. On a regular basis, review the status of any legal matters that could have a significant impact on the Company’s financial statements and, at least annually, review with management the Company’s program for promoting and monitoring compliance with applicable legal and regulatory requirements.

2. Annually prepare a report to the Company’s stockholders for inclusion in the Company’s annual proxy statement as required by the rules and regulations of the Commission, as they may be amended from time to time.

3. Review and reassess the adequacy of the Committee’s charter at least annually, and recommend to the Board any changes the Committee determines are appropriate.

4. Evaluate the Committee’s composition and performance on an annual basis and submit a report to the Board.

5. Review the fairness of and approve any proposed transaction between management and other related parties of the Company and the Company (other than transactions that are subject to review by the Compensation Committee of the Board) that are brought to the attention of the Committee.

6. Have the authority and right, at the expense of the Company, to retain legal, accounting and other consultants, experts and advisers of its choice to assist the Committee in connection with its functions. The Committee will have the authority to approve the fees and other retention terms of such advisers. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any such advisers retained by the Committee and for ordinary administrative expenses of the Committee that are necessary and appropriate in carrying out its functions.

7. Perform any other activities required by applicable law, rules or regulations, including the rules of the Commission and any exchange or market on which the Company’s capital stock is traded, and may perform other activities that are consistent with this charter, the Company’s Certificate of Incorporation and Bylaws, and applicable laws, rules or regulations as the Committee or the Board deems necessary or appropriate.

IV.	MEETINGS AND MINUTES
      The Committee will meet at least once each quarter or more frequently, as determined appropriate by the Committee. The Committee will regularly report to the Board on significant matters related to the Committee’s responsibilities. A quorum of the Committee for the transaction of business will be a majority of its members. Meetings may be held telephonically. The Committee may also act by unanimous written consent in lieu of a meeting. The Committee will maintain written minutes of its meetings and copies of its actions by written consent, and will file such minutes and copies of written consents with the minutes of the meetings of the Board.

DETACH HERE
PROXY
DIAMOND FOODS, INC.
Annual Meeting of Stockholders to be held on January 10, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Michael J. Mendes and John J. Gilbert, and each of them, as the Proxyholders, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Diamond Foods, Inc. (the “COMPANY”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on January 10, 2006 at 9:00 a.m., at 1050 South Diamond Street, Stockton, California, 95205-7087 and at any adjournment or postponement thereof.
This Proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and any adjournment or postponement thereof in the manner described herein. If no contrary indication is made, the Proxy will be voted FOR the Proposals and in accordance with the judgment and in the discretion of the persons named as Proxyholders herein on any other business that may properly come before the Meeting or any adjournment or postponement thereof, to the extent authorized by Rule 14A-4(c) promulgated under the Securities Exchange Act of 1934, as amended.
SEE REVERSE SIDE

SEE REVERSE
SIDE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE
SIDE

DIAMOND FOODS, INC. C/O COMPUTERSHARE P.O. BOX 8694 EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-lnternet Log on to the Internet and go to http://www.eproxyvote.com/dmnd

OR

Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

1.	Election of Directors.
	Nominees:	(01) Joseph P. Silveira
(02) Laurence M. Baer
(03) Michael J. Mendes

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐
For all nominee(s) except as written above

		FOR	AGAINST	ABSTAIN
2.	Approval of Deloitte & Touche LLP as our independent registered public accounting firm.	☐	☐	☐

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